UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2009

Great Wolf Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-661-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2009, the registrant entered into a Fifth Amendment to Lease ("Amendment") with Hovde Building, LLC, a Wisconsin limited liability company ("Hovde Building"). Fifty percent (50%) of the ownership interests in Hovde Building are owned by Steven Hovde, who is a member of the Board of Directors of the registrant. The other fifty percent (50%) of the ownership interests in Hovde Building are owned by Eric Hovde, who was a member of the Board of Directors of the registrant during a portion of 2008.

The Amendment provides for an extension of the existing lease of approximately 13,800 square feet of office space, used for the registrant's corporate offices in Madison, Wisconsin, from the expiration of the current term on September 30, 2009, through September 30, 2010. The annual base rent during such extension term shall be $248,832. The registrant shall have an option to extend the term of the lease for an additional six months, exercisable by providing notice not later than March 31, 2010 of such extension.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

January 28, 2009	By:	J. Michael Schroeder

Name: J. Michael Schroeder
Title: Corporate Secretary